UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 12, 2008

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3230 Scott Boulevard

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 14, 2008, Advanced Analogic Technologies Incorporated (the “Company”) issued a press release regarding its financial results for the fourth quarter ended December 31, 2007, fiscal year 2007 and certain other information. The full text of the press release concerning the foregoing is furnished herewith as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 12, 2008, Kenneth P. Lawler resigned from his position as a Class II member of the Board of Directors (the “Board”) of the Company and as a member of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board, effective as of such date.

(d) On February 12, 2008, the Company’s Board appointed Thomas P. Redfern to fill the vacancy left by the resignation of Kenneth P. Lawler, as a Class II Board member, effective as of such date. Mr. Redfern will serve on the Company’s Compensation and Corporate Governance and Nominating Committees. In addition, Chandramohan Subramaniam was appointed to serve on the Company’s Audit Committee.

Upon his appointment to the Board, pursuant to the Company’s compensation policy for its Board and the Company’s 2005 Equity Incentive Plan, Mr. Redfern received an automatic stock option grant for the purchase of 36,000 shares of the Company’s Common Stock at an exercise price of $6.98 per share, which was the closing price of the Company’s Common Stock reported on Nasdaq on the date of grant, February 12, 2008. The option granted to Mr. Redfern vests on a three-year vesting schedule, with 1/3 of the shares subject to the option vesting annually. In connection with Mr. Redfern’s appointment to the Company’s Board, Mr. Redfern is expected to enter into the Company’s standard form of Indemnification Agreement.

(e) Approval of 2007 Bonuses

On February 12, 2008, the Compensation Committee of the Board approved the following bonuses for named executive officers with respect to services performed in fiscal year 2007 in accordance with the terms of the 2007 Bonus Plan, which bonuses will be paid in 2008:

Named Executive Officer	2007 Bonus Amount
Richard K. Williams President, Chief Executive Officer and Chief Technical Officer	$360,000

Brian R. McDonald Chief Financial Officer, Vice President of Worldwide Finance and Secretary	$320,000

Parviz Ghaffaripour Executive Vice President and Chief Operating Officer	$320,000

Kevin D’Angelo Vice President of Design	$200,000

Allen Lam Vice President of Worldwide Operations	$200,000

Approval of Targeted Annual Cash Bonuses for Fiscal Year 2008

On February 12, 2008, the Company’s Board also confirmed that the targeted annual cash bonuses for the Company’s named executive officers with respect to services performed in fiscal year 2008 (which bonuses would be based on a percentage of base salary and paid in 2009) as follows:

Named Executive Officer	2008 Bonus Target
Richard K. Williams President, Chief Executive Officer and Chief Technical Officer	100%

Brian R. McDonald Chief Financial Officer, Vice President of Worldwide Finance and Secretary	75%

Parviz Ghaffaripour Executive Vice President and Chief Operating Officer	75%

Kevin D’Angelo Vice President of Design	50%

Allen Lam Vice President of Worldwide Operations	50%

Cash bonuses in connection with the discretionary cash bonus plan are based upon the meeting of specified revenue goals, Non-GAAP profits before tax goals and management by objectives performance goals.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Text of press release issued by Advanced Analogic Technologies Incorporated, dated February 14, 2008, reporting the results of operations for the fourth quarter ended December 31, 2007, fiscal year 2007 and certain other information (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Brian R. McDonald
Brian R. McDonald Chief Financial Officer, Vice President of Worldwide Finance and Secretary

Date: February 14, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Advanced Analogic Technologies Incorporated, dated February 14, 2008, reporting the results of operations for the fourth quarter ended December 31, 2007, fiscal year 2007 and certain other information (furnished herewith).